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                                                                    EXHIBIT 23.2







                          Independent Auditors' Consent

The Board of Directors
Quality Oncology, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Quality Oncology Selected Financial Data" in the registration statement.

KPMG LLP


McLean, Virginia
June 19, 2002